EXHIBIT 23.1





L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


April 29, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Skin Enhancement Clinics and Technology, Inc.
       Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 3, 2005, relating to the financial statements of Skin Enhancement Clinics and Technology, Inc. dba Aesthetic Images (formerly known as Capital Asset Security Holdings, Inc.).

Sincerely,

/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC